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[NAVISITE LOGO]

                            Personal & Confidential

June 9, 2004

Stephen Pace
65 Peakham Road
Sudbury, MA 01776

RE: OFFER OF EMPLOYMENT: CONTINGENT ON CLOSING OF TRANSACTION BETWEEN
    SUREBRIDGE, INC. AND NAVISITE.

Dear Stephen Pace:

NaviSite ("NaviSite" or "the Company") is pleased to offer you the opportunity to join NaviSite contingent upon the completion of the above referenced transaction. You are being offered a position as an SVP, Sales, an Exempt position, reporting to Gabriel Ruhan. If you decide to join us, your initial base pay will be the same as you received at Surebridge, Inc. You will be located in the Lexington office. NaviSite may change your position, compensation, duties and work location from time to time, as it deems appropriate.

BENEFITS:
---------
You will also be eligible to receive certain employee benefits including medical, dental, vision, flexible spending accounts, employee assistance program, life insurance and accidental death and dismemberment insurance on your date of hire, pursuant to the terms of the applicable plans. The Company reserves the right to revise or discontinue any or all of its benefit plans, at any time, in the Company's sole discretion.

401(K):
-------
Each new employee is eligible to participate in NaviSite's 401(k) plan immediately (subject to any restrictions by the Internal Revenue Service). If you have already participated in a 401(k) plan in 2004, you must provide NaviSite's payroll department with your year to date 401(k) deferral amount from your prior company by completing the 401(k) 2004 Year to Date form. If you inform the payroll department, NaviSite will try to ensure that you do not go over the 401(k) limit for 2004. You will receive a Principal Financial Company brochure in your new hire packet for more details on the program.

STOCK INCENTIVE PLAN:
---------------------
You will be granted an option to purchase 100,000 shares of NaviSite's common stock in accordance with the NaviSite's Amended and Restated 2003 Stock Incentive Plan. The purchase price for such shares will be the closing price on your date of hire. The vesting schedule will be set forth in the stock option agreement. The options will be governed by and subject to the terms, conditions and termination provisions of NaviSite's stock option agreement (which you will be required to sign in connection with the issuance of your grant). A sample of the option agreement is attached.

COMMISSION PLAN:
----------------
If you are considered a Sales employee by the Company, NaviSite will continue to honor the applicable Surebridge commission plan until the 2004 NaviSite Sales Incentive Plan is adopted. Once adopted, all Surebridge commission plans will no longer be in effect. Any compensation plan offered by NaviSite may be modified by the Company at any time.
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VACATION, FLOATER AND SICK TIME:
--------------------------------
In order to allow employees the greatest possible control of their time away from work, NaviSite has a vacation, floater and sick time policy, which will be detailed in your new hire packet. Each new employee begins to accrue vacation time immediately. In addition, you and the Company agree that any accrued, unused vacation, floater, and sick time you have as of the date of the closing transaction between Surebridge, Inc. and NaviSite will be transferred to your NaviSite vacation, floater, and sick banks, respectively, for use as an employee of NaviSite and under the terms of NaviSite's policy. Any accrued personal time from Surebridge will also be transferred to NaviSite, but such personal time must be used on or before December 31, 2004 or it will be forfeited. As a result, by accepting this offer of employment, you forfeit any right to seek the payout of vacation pay or other accrued paid time off from Surebridge, Inc. as a result of your separation from Surebridge, Inc.

2004 HOLIDAYS:
--------------
The 2004 holiday schedule and policy will be included in your new hire package.

I-9:
----
For purposes of federal immigration law, you will be required to provide to NaviSite documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to NaviSite within three
(3) business days of your first date of hire with NaviSite, or the Company's employment relationship with you may be terminated.

ARBITRATION:
------------
In the event of any dispute or claim relating to or arising out of your employment relationship with NaviSite, this agreement, or the termination of your employment relationship (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, disability, race or other discrimination or harassment), you and NaviSite agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Boston, Massachusetts or the state in which you work, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, and you and the Company waive all rights to have such disputes tried by a court or jury. However, you and NaviSite agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of (1) the misuse or misappropriation of your or the Company's trade secrets or proprietary information as set forth in the Company's Proprietary Information and Inventions Agreement, or (2) your violation of any obligations contained in the Company's Non-Competition Agreement.

COMPANY RULES/PROPRIETARY INFORMATION/NON-COMPETITION:
------------------------------------------------------
In consideration of your employment with NaviSite, and as a condition thereof, you will be required to abide by Company rules and regulations, including acknowledging in writing that you have read the Company's Employee Handbook, and signing and complying with the following: (1) the Company's Code of Business Conduct and Ethics, which sets forth certain legal and standards of conduct; (2) the Company's Proprietary Information and Inventions Agreement, which prohibits unauthorized use or disclosure of NaviSite proprietary information; and (3) the Company's Non-Competition Agreement, which governs certain conduct during and after the end of your employment with the Company.

THIRD PARTY CONFIDENTIAL INFORMATION:
-------------------------------------
In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer except Surebridge or its subsidiaries. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer except Surebridge or its subsidiaries. You also acknowledge that you are not prohibited from or limited in your performance of any job duties for the Company by any restrictive covenants not to compete, confidentiality agreements or any other contractual obligations other than those with Surebridge or its subsidiaries, which have been assigned to NaviSite.

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AT WILL:
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If you choose to accept this offer, your employment with NaviSite will be voluntarily entered into and will be for no specified period of time. As a result, you will be free to resign at any time, with or without cause, as you deem appropriate simply by notifying the Company. NaviSite will have a similar right and may conclude its employment relationship with you at any time, with, or without cause, and without advance notice.

RELEASE:
--------
By accepting this offer and in consideration thereof, you are releasing the Company, Surebridge, Inc., and its and their officers, directors, shareholders, affiliates, successor corporations, agents and assigns from any cause of action, whether known or unknown, you may have or that may arise prior to signing below.

SEVERANCE:
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By accepting this offer, you agree that your transition to NaviSite will not constitute the termination of your employment from Surebridge Inc. for purposes of any severance obligations Surebridge, Inc. may have to you. You and NaviSite agree that any such severance obligations of Surebridge, Inc., as well as any of your responsibilities relating thereto (including, without limitation, any obligations relating to you obtaining new employment and executing a general release), are hereby assigned to NaviSite and will not be triggered unless your employment with NaviSite is terminated involuntarily and all other preconditions for such severance arise.

ACCEPTANCE OF OFFER:
--------------------
To indicate your acceptance of this employment offer, please sign, date in the space provided below and return this letter to Human Resources, NaviSite, Inc., 400 Minuteman Road, Andover, MA 01810. A duplicate original is enclosed for your records. This letter, along with any agreements relating to proprietary rights and non-competition between you and the Company, set forth the terms of your employment with the Company.

This letter, along with any agreements may not be modified or amended except by a written agreement signed by an authorized officer of the Company. This letter sets forth the terms of your employment with NaviSite and supersedes any prior representations or agreements, whether written or oral. If we do not hear from you by June 8, 2004 we will assume you have decided not to join NaviSite and this offer will be deemed revoked. NaviSite reserves the right to withdraw this offer at any time prior to receipt of your signed acceptance of the offer.

By signing below and thus accepting the Company's offer, you represent and acknowledge that you are aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding whether or not to join the Company and that the Company makes no representations regarding the future success of the Company.

We look forward to your positive response and welcoming you to the NaviSite
Team.

Sincerely,

/s/ Gabriel Ruhan

Gabriel Ruhan
Chief Operating Officer
NaviSite, Inc.

I accept the terms of this letter and agree to keep the terms of this letter confidential.

/s/ Stephen Pace                                      6/9/04
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Signature of Stephen Pace                             Date